EXHIBIT 1(h)

                   THE DREYFUS/LAUREL TAX-FREE MUNICIPAL FUNDS

                AMENDMENT NO. 7 TO THE THIRD AMENDED AND RESTATED
                             MASTER TRUST AGREEMENT


      The undersigned, the Vice President and Assistant Secretary of The Dreyfus/Laurel Tax-Free Municipal Funds (the "Trust"), does hereby certify that, pursuant to Article VII, Section 7.3 of the Trust's Third Amended and Restated Master Trust Agreement dated December 9, 1992, as amended (the "Trust Instrument"), the following votes were duly adopted by at least a majority of the Trustees of the Trust at a meeting held on January 31, 1997, at which meeting a quorum was present and acting throughout.

WHEREAS: The Trustees of the Trust have heretofore established the following Classes of shares of the following respective Series of the Trust:

            Dreyfus BASIC Massachusetts Municipal Money Market Fund Dreyfus BASIC New York Municipal Money Market Fund
            Dreyfus BASIC California Municipal Money Market Fund
            Premier Limited Term Municipal Fund, Class A
            Premier Limited Term Municipal Fund, Class B
            Premier Limited Term Municipal Fund, Class C
            Premier Limited Term Municipal Fund, Class R
            Premier Limited Term Massachusetts Municipal Fund, Class A Premier Limited Term Massachusetts Municipal Fund, Class B Premier Limited Term Massachusetts Municipal Fund, Class C Premier Limited Term Massachusetts Municipal Fund, Class R Premier Limited Term New York Municipal Fund, Class A Premier Limited Term New York Municipal Fund, Class B Premier Limited Term New York Municipal Fund, Class C Premier Limited Term New York Municipal Fund, Class R Premier Limited Term California Municipal Fund, Class A Premier Limited Term California Municipal Fund, Class B Premier Limited Term California Municipal Fund, Class C Premier Limited Term California Municipal Fund, Class R

IT IS
HEREBY
VOTED: The Trustees hereby change the name of each of the following series of the Trust as follows effective March 31, 1997: "Premier Limited Term Municipal Fund" to "Dreyfus Premier Limited Term Municipal Fund", "Premier Limited Term Massachusetts Municipal Fund" to "Dreyfus Premier Limited Term Massachusetts Municipal Fund", "Premier Limited Term New York Municipal Fund" to "Dreyfus Premier Limited Term New York Municipal Fund" and "Premier Limited Term
            California Municipal Fund" to "Dreyfus Premier Limited Term California Municipal Fund";


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FURTHER
VOTED: Any officer of the Trust be, and each of them hereby is, authorized to prepare, execute, seal and deliver any and all documents, instruments, certificates, papers and writings; to file the same with any public official including, without limitation, the
            Secretary of State of The Commonwealth of Massachusetts and the Boston City Clerk; and to do any and all other acts, in the name of the Trust or on its behalf, as may be necessary or advisable in connection with or in furtherance of the foregoing resolutions.

      IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 27th day of February, 1997.



      By:   Elizabeth Kieeley
            --------------------------
      Name:  Elizabeth Kieeley
      Title: Vice President and Assistant Secretary